UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 14, 2015

Date of Report (Date of earliest event reported)

HARMONIC INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)

4300 North First Street

San Jose, CA 95134

(408) 542-2500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On December 14, 2015, Harmonic Inc. (the “Company”) entered into an indenture (the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”). Pursuant to the Indenture, the Company issued $125.0 million aggregate principal amount of its 4.00% Senior Convertible Notes due 2020 (the “Notes”). The Notes bear interest at a rate of 4.00% per year, payable in cash on June 1 and December 1 of each year, commencing June 1, 2016. The Notes will mature on December 1, 2020, unless earlier repurchased or converted.

The Notes will be convertible into cash, shares of the Company’s common stock, par value $0.001 (“Common Stock”), or a combination thereof, at the Company’s election, at an initial conversion rate of 173.9978 shares of Common Stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $5.75 per share). The conversion rate, and thus the effective conversion price, may be adjusted under certain circumstances, including in connection with conversions made following certain fundamental changes and under other circumstances as set forth in the Indenture.

Prior to the close of business on the business day immediately preceding September 1, 2020, the Notes will be convertible only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending on April 3, 2016 (and only during such fiscal quarter), if the last reported sale price of Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. Commencing on September 1, 2020 until the close of business on the second scheduled trading day immediately preceding the maturity date, the Notes will be convertible in multiples of $1,000 principal amount regardless of the foregoing circumstances.

If a fundamental change (as defined in the Indenture) occurs, holders may require the Company to purchase all or any portion of their Notes for cash at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are the Company’s senior unsecured obligations and rank senior in right of payment with any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes and equal in right of payment to any of the Company’s indebtedness that is not so subordinated. The Notes are effectively subordinated to all of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness, and the Notes are structurally subordinated to indebtedness and other liabilities, including trade payables, of the Company’s subsidiaries.

The events of default, which may result in the acceleration of the maturity of the Notes, include, among other things: failure to pay interest on the Notes when due and the continuance of such default for a period of 30 days or failure to pay the principal on the Notes when due at maturity; failure to give a fundamental change notice for certain corporate events when due; failure to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure shall not have been cured within three business days; failure by the Company to comply with its other obligations under the Notes or the Indenture for a period of 60 days after receipt of written notice; default by the Company or any of its significant subsidiaries with respect to any mortgage, agreement or other instrument evidencing any indebtedness for money borrowed in excess of $10.0 million in the aggregate; and subject to certain exceptions, certain events of bankruptcy or insolvency involving the Company or any of its significant subsidiaries.

If an event of default involving bankruptcy or insolvency occurs and is continuing with respect to the Company, the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes will be automatically due and payable. If any other event of default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes to be due and payable.

The Notes were sold in a private placement to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Initial Purchaser”) pursuant to the exemption from the registration requirements afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”). The Notes were resold by the Initial Purchaser to investors in transactions exempt from the registration requirements of the Securities Act pursuant to Rule 144A under the Securities Act.

The description of the Indenture and the Notes is qualified in its entirety by reference to the text of the Indenture, and the related form of Note, which are attached as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The Information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated December 14, 2015, by and between the Company and U.S. Bank National Association.

4.2	Form of 4.00% Senior Convertible Note due 2020 (included in Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2015	HARMONIC INC.

	By:	/s/ Timothy C. Chu
Timothy C. Chu
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated December 14, 2015, by and between the Company and U.S. Bank National Association.

4.2	Form of 4.00% Senior Convertible Note due 2020 (included in Exhibit 4.1).